EXHIBIT 99.1

Premier Exhibitions Reports First Quarter Fiscal 2014 Results

ATLANTA, July 10, 2013 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the first quarter of fiscal 2014 ended May 31, 2013.

Comparing the first fiscal quarter 2014 with the prior year's first fiscal quarter:

  Total revenue decreased 22.0% to $8.9 million compared to $11.5 million in the first quarter of fiscal 2013. First quarter fiscal 2013 included results related to the beginning of the year-long celebration of Titanic's 100th anniversary. Furthermore, exhibition revenue was negatively impacted by approximately $1.7 million this quarter (based on comparable results for the same period of fiscal 2013) due to the Hurricane Sandy-related shutdown of the semi-permanent exhibitions at The South Street Seaport in New York City.
  Gross profit decreased to $5.3 million from $6.3 million in last year's first fiscal quarter, although gross margins improved to 59.2% from 54.7% in the prior year.
  Net income after non-controlling interest was $1.0 million, or $0.02 per diluted share, compared to a net income after non-controlling interest of $1.2 million, or $0.02 per diluted share in last year's first fiscal quarter.
  Adjusted EBITDA, a non-GAAP measure (1), was $2.3 million, a decrease of $0.3 million from the prior year's results.
  Total exhibition days were 1,122 as compared to 1,361 in the first fiscal quarter of 2013.
  Average attendance per exhibition day was 510 compared to 605 in last year's first fiscal quarter.
  Average ticket prices at semi-permanent, museum and other locations decreased 9.6% to $13.62 compared with an average semi-permanent, museum and other locations ticket price of $15.06 in the first quarter of fiscal 2013.
  General and administrative expenses decreased 14.4% to $3.4 million, compared with $3.9 million in last year's first fiscal quarter as the Company incurred lower professional fees during the first quarter of fiscal 2014.
  On May 31, 2013, the Company had total cash and marketable securities of $7.6 million.

Michael Little, Premier's Chief Financial Officer and Chief Operating Officer, stated, "In the first quarter we demonstrated our ability to manage costs and limit the impact of declining sales across the P&L. Despite the decline in revenue, we controlled exhibition costs, improved gross margins and tightly managed G&A. These efforts resulted in only modest decreases in adjusted EBITDA and net income."

Little concluded, "The shutdown at the Seaport, coupled with last year's very successful Titanic run at the Henry Ford Museum, will likely result in year over year revenue declines in the second fiscal quarter. We remain focused on managing the overall business for the long-term with an emphasis on growth initiatives, cost control and consistent profitability."

Samuel Weiser, Premier's President and Chief Executive Officer, stated, "Executing on our leadership position within the exhibition industry by bringing new educational and entertainment content to market is critical to unlocking shareholder value. We are pleased to be progressing on three separate projects. In our estimation, these exhibition concepts should have broad consumer appeal and should generate strong ticket sales while allowing us to capitalize on related merchandising opportunities. In November, we will be opening an artifact-based exhibition about the City of Pompeii, Italy at the Franklin Institute in Philadelphia as part of a multi-year, multi-city agreement. We are also proceeding with two new exhibition concepts: an exhibition featuring characters from the Ice Age movie franchise licensed from 20th Century Fox and an exhibition based on the Emmy Award-winning sports science show hosted by John Brenkus and seen on ESPN. The Company has development agreements in place on both of these exhibitions. Completion of these projects is subject to negotiating definitive agreements with terms favorable to our shareholders. These new exhibitions are exciting new ventures for Premier and we look forward to making them vibrant contributors to our exhibition portfolio."

Monetization of Titanic Assets Update

The previously announced group of individuals (the "Consortium") that entered into a non-binding letter of intent with the Company on October 15, 2012 to affect a purchase of the stock of RMS Titanic, Inc. remains active. While the Consortium, which is based in the Hampton Roads region of southeast Virginia, has made progress in aligning the necessary resources, the effort is not complete. Given the amount of time that has passed since the LOI was signed, the Company has decided to pursue other strategic alternatives to maximize the value of the Titanic assets in parallel with continued discussions with the Consortium.

First Fiscal Quarter 2014 Conference Call Information

Premier Exhibitions will host a conference call to discuss its financial results on July 10, 2013, at 5:30 PM. (ET).  Investors in the U.S. can access the call by dialing 1-888-430-8709 and international callers may dial 1-719-325-2464. Callers should reference Conference ID number 2690683. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income.

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

		Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	May 31, 2013	February 28, 2013
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 7,168	$ 6,393
Certificates of deposit and other investments	406	407
Accounts receivable, net of allowance for doubtful accounts of $325, respectively	1,795	1,370
Merchandise inventory, net of reserve of $25, respectively	1,300	1,205
Deferred income taxes	8	8
Income taxes receivable	282	167
Prepaid expenses	1,298	1,177
Other current assets	270	562
Total current assets	12,527	11,289

Artifacts owned, at cost	2,920	2,933
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $18,056 and $17,333 respectively	8,858	9,280
Exhibition licenses, net of accumulated amortization of $5,712 and $5,664 respectively	1,986	2,034
Film and gaming assets, net of accumulated amortization of $631 and $475	2,703	2,858
Other receivables, net of allowance for doubtful accounts of $668 and $574, respectively	38	34
Goodwill	250	250
Future rights fees, net of accumulated amortization of $109 and $0
Restricted assets	3,746	3,618
Long-term exhibition costs	864	843
Subrogation rights	250	250
Total Assets	$ 38,414	$ 37,770

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 3,697	$ 4,146
Income taxes payable	247	175
Deferred revenue	2,154	2,363
Current portion of capital lease obligations	24	24
Current portion of notes payable, net of discount of $185 and $362, respectively	5,152	5,080
Total current liabilities	11,274	11,788

Long-Term liabilities:
Lease abandonment	1,768	1,903
Deferred income taxes	8	8
Long-term portion of capital lease obligations	76	83
Long-term portion of notes payable, net of discount of $380 and $340, respectively	2,629	2,629
Total long-term liabilities	4,481	4,623

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 49,342,320 and 49,072,364 shares, respectively; outstanding 49,340,311 and 49,070,355 shares, respectively	5	5
Additional paid-in capital	54,058	53,807
Accumulated deficit	(33,945)	(34,916)
Accumulated other comprehensive loss	(471)	(471)
Less treasury stock, at cost; 2,009 shares	(1)	(1)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	19,646	18,424
Equity Attributable to Non-controlling interest	3,013	2,935
Total liabilities and shareholders' equity	$ 38,414	$ 37,770

Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)
	Three Months Ended May 31,
	2013	2012
Revenue:
Exhibition revenue	$ 6,847	$ 8,989
Merchandise and other	1,906	2,310
Management fee	187	111
Licensing fee	--	50
Total revenue	8,940	11,460

Cost of revenue:
Exhibition costs	2,964	4,390
Cost of merchandise sold	683	798
Total cost of revenue (exclusive of depreciation
and amortization shown separately below)	3,647	5,188

Gross profit	5,293	6,272

Operating expenses:
General and administrative	3,370	3,936
Depreciation and amortization	985	914
Contract and legal settlements	(297)	--
Gain on sale of assets	(28)	--
Total operating expenses	4,030	4,850

Income from operations	1,263	1,422

Other income (expense)
Interest expense	(138)	(110)
Other (expense) income	(7)	12

Income before income taxes	1,118	1,324

Income tax expense	69	112

Net income	1,049	1,212
Less: Net income attributable to non-controlling interest	(78)	(13)
Net income attributable to the shareholders of Premier Exhibitions, Inc.	$ 971	$ 1,199

Net income per share:
Basic income per common share	$ 0.02	$ 0.03
Diluted income per common share	$ 0.02	$ 0.02

Shares used in basic per share calculations	49,276,792	47,938,614
Shares used in diluted per share calculations	49,511,868	49,095,207

Comprehensive Income	$ 971	$ 1,222

Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)
	Three Months Ended May 31,
	2013	2012
Cash flows from operating activities:
Net income	$ 1,049	$ 1,212

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	985	914
Lease abandonment	(135)	(144)
Stock-based compensation	66	230
Allowance for doubtful accounts	94	90
Gain on sale of assets	(28)	--
Amortization of debt discount	137	110
Changes in operating assets and liabilities, net of effect of acquisitions:
Increase in accounts receivable	(425)	(117)
Increase in merchandise inventory, net of reserve	(95)	(301)
(Increase)/decrease in prepaid expenses	(167)	51
(Increase)/decrease in other assets	292	(33)
(Increase)/decrease in income taxes receivable	(115)	196
Increase in other receivables	(98)	(89)
Increase in long-term development costs	(52)	--
Increase/(decrease) in accounts payable and accrued liabilities	(449)	335
Increase/(decrease) in deferred revenue	(209)	31
Increase in income taxes payable	72	37
Total adjustments	(127)	1,310
Net cash provided by (used in) operating activities	922	2,522

Cash flows from investing activities:
Purchases of property and equipment	(301)	(174)
Proceeds from disposal of property and equipment	28	--
Decrease in artifacts	12	22
Net cash used in investing activities	(261)	(152)

Cash flows from financing activities:
Proceeds from options and warrant exercises	185	136
Payments on capital lease obligations	(7)	--
Payments on notes payable	(65)	(165)
Net cash provided by (used in) financing activities	113	(29)

Effects of exchange rate changes on cash and cash equivalents	1	6

Net increase in cash and cash equivalents	775	2,347
Cash and cash equivalents at beginning of period	6,393	2,344
Cash and cash equivalents at end of period	$ 7,168	$ 4,691

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 7	$ 20
Cash paid (received) during the period for taxes	$ 112	$ (120)
Supplemental disclosure of non-cash investing and financing activities:
Assets purchased with notes payable and equity in Premier Exhibitions Management, LLC	$ --	$ 14,451
Unrealized loss on marketable securities	$ 1	$ --

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended
	May 31, 2013	May 31, 2012
	1Q14	1Q13

Net income	$ 1,049	$ 1,212
Income tax expense	69	112
Other (income)/expense	7	(12)
Interest expense	138	110
Depreciation and amortization	985	914
Impact of Hurricane Sandy on New York-Seaport	277	--
Litigation settlement	(297)	--
Stock-based compensation	66	230
Adjusted EBITDA(1)	$ 2,294	$ 2,566

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended
	May 31, 2013	May 31, 2012
	1Q14	1Q13

Compensation, excluding stock-based compensation	$ 1,717	$ 1,748
Stock-based compensation	66	230
Legal and other professional fees	621	1,074
Rent and other office expenses	344	308
Other	622	576
General & Administrative expense	$ 3,370	$ 3,936

Table 6
Exhibition Revenues & Operating Statistics
(In thousands)

	Three Months Ended
	May 31, 2013	May 31, 2012
	1Q14	1Q13

Admissions revenue	$ 6,115	$ 7,513
Non-refundable license fees for current exhibitions	732	1,476
Total exhibition revenues	$ 6,847	$ 8,989

Key Non-financial Measurements
Number of venues presented	18	18
Total operating days	1,122	1,361
Total attendance (in 000's)	546	824
Average attendance per day	510	605
Average ticket price at permanents, museums, and other locations	$ 13.62	$ 15.06
Average retail per attendie	$ 3.67	$ 3.12

These key non-financial measurements do not include the AEI properties
CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer and
         Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com